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                                                                     Exhibit 21


                 List of Subsidiaries of Concord Camera Corp.1


                                                  Jurisdiction of
                                                 Incorporation or
             Name of Subsidiary                    Organization
             ------------------                    ------------

Concord-Keystone Sales Corp.2                       New Jersey

Concord Camera Illinois Corp.3                       Illinois

Concord Camera GmbH                                   Germany

Concord Camera France S.A.R.L.                        France

Concord Camera HK Limited4                           Hong Kong

Concord Camera (Europe) Limited                       England

Goldline (Europe) Limited                             England










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1  As of September 5, 2000, all subsidiaries are wholly owned (directly or indirectly).
2  Washington: d/b/a keystonecameragraphics.com.
3  Canada: d/b/a Concord Camera Canada.
4  Peoples Republic of China: d/b/a Concord Heng Gang Electronics Factory.